Exhibit 10.4

GUARANTY

June 29, 2004

Bear Stearns Mortgage Capital Corporation

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This letter will confirm that New Century Financial Corporation, a Delaware corporation (“Guarantor”), agrees to absolutely and unconditionally guaranty to Bear Stearns Mortgage Capital Corporation, its successors and assigns (the “Beneficiary”), the full and prompt payment and performance of all of the obligations, undertakings and liabilities of NC Capital Corporation, and NC Residual II Corporation (together, the “Sellers”), arising under the terms and provisions of a Master Repurchase Agreement, dated as of October 31, 2003, as amended by Amendment No. 1 to the Master Repurchase Agreement dated as of January 14, 2004 and Amendment No. 2 to the Master Repurchase Agreement dated as of June 29, 2004, by and among the Sellers and Bear Stearns Mortgage Capital Corporation (as amended, the “Master Repurchase Agreement”) and Amended and Restated Custody Agreement, dated as of May 6, 2004, as amended by Amendment No. 1 to the Custody Agreement, dated as of June 29, 2004 (as amended, the “Custody Agreement”, and together with the Master Repurchase Agreement, the “Agreements”), by and among Buyer, the Sellers and Deutsche Bank National Trust Company, as custodian (such obligations, undertakings and liabilities are herein referred to as the “Obligations”). Guarantor hereby expressly consents to any amendment to the Agreements as may be agreed upon by the Sellers and Buyer and waives notice of any such amendment. A copy of the Master Repurchase Agreement is attached hereto as Exhibit A and a copy of the Custody Agreement is attached hereto as Exhibit B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Master Repurchase Agreement.

Guarantor hereby represents and warrants to you that each Seller is an indirect wholly-owned subsidiary of Guarantor.

Guarantor covenants and agrees to immediately notify Buyer if a representation, warranty or covenant of either Seller under either Agreement has been breached or that an Event of Default shall have occurred.

Payments required under this guaranty shall be payable whenever any Obligation, has not been promptly paid to Beneficiary in accordance with the Agreements, without regard to any stay or delay with respect to such payment permitted or required by bankruptcy or any other applicable law. Buyer or Custodian on behalf of Buyer shall realize upon the Purchased Mortgage Loans prior to making a demand under this guarantee; provided, however, neither Buyer nor Custodian on behalf of Buyer shall be required to realize upon any security other than the Purchased Mortgage Loans or, except as set forth above with respect to realizing upon the Purchased Mortgage Loans, exercise any remedies prior to making a payment demand under this guaranty.

Guarantor hereby waives any requirement that the Beneficiary take legal action against either Seller before enforcing this guaranty; agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Guarantied Obligations or the dissolution, liquidation, reorganization or other change regarding either Seller or either Seller seeking protection, or having a case or proceeding commenced against it, under any law for the protection of debtors or creditors; waives diligence, presentment, demand for payment or performance, protest or notice or other formality of any kind whatsoever; waives filing of claims with any court in case of the insolvency, reorganization or bankruptcy of either Seller; and waives any fact, event or circumstance (other than payment in full) that might otherwise constitute a legal or equitable defense to or discharge of Guarantor, including (but without typifying or limiting this waiver) failure by the Beneficiary to perfect a security interest in any collateral securing performance of any Obligation and any delay by the Beneficiary in exercising any of its rights hereunder, Guarantor covenants that this guaranty will not be discharged except by full and final payment and performance to the Beneficiary of the Guarantied Amount incurred while it is effective, and agrees that this guaranty shall continue to be effective or be reinstated (as the case may be) if at any time all or any part of any payment or interest thereon or other performance by either Seller is avoided or must otherwise be restored by the Beneficiary. Guarantor hereby further consents to any renewal or modification of any Obligation or any extension of the time within which such is to be performed and to any other indulgences, whether before or after the date of this guaranty.

Guarantor agrees to pay on demand all out-of-pocket expenses (including legal fees and disbursements) incurred by the Beneficiary in connection with the enforcement and protection of its rights hereunder. Guarantor further covenants and agrees with Beneficiary to observe the financial covenants set forth in Exhibit G to the Master Repurchase Agreement and to promptly notify Beneficiary if Guarantor breaches any of those covenants. Guarantor hereby waives all suretyship defenses and agrees that the beneficiary may assign all its rights and obligations hereunder to any of its affiliates without the consent or approval of any party.

This is a continuing guaranty and will remain in effect until thirty (30) days after written notice of termination is received by Bear Stearns Mortgage Capital Corporation, 383 Madison Avenue, New York, New York 10179, Attention: Eileen Albus. Any such termination shall not affect or reduce Guarantor’s obligations hereunder for any liability of either Seller that arose prior to the expiration of said thirty-day period. This guaranty shall terminate and shall be of no further force or effect upon full payment of all amounts due to Buyer under the Agreement. This guaranty shall inure to the benefit of any successor of the Beneficiary and be binding on any successor or assignee of Guarantor.

This guaranty shall be governed by and construed in accordance with the laws of the State of New York. Guarantor hereby agrees that (i) any dispute or controversy arising out of or relating to this guaranty, the Master Repurchase Agreement or the Custody Agreement shall be submitted to arbitration before the American Arbitration Association utilizing its Rules for the Arbitration of Commercial Disputes and allowing for discovery by the parties, (ii) the arbitration proceedings shall be conducted in New York, New York and (iii) the decision of the arbitrators shall be final and judgment may be entered on the award. In the event that such arbitration is unavailable, Guarantor hereby submits to the personal jurisdiction of the United States Federal and New York State courts situated in the City, County, and State of New York and hereby agrees that any litigation arising out of or relating to this guaranty, the Master Repurchase Agreement or the Custody Agreement shall be brought in such courts. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the non-enforceability of any such other provision or agreement.

Any demand by Buyer for payment or performance by Guarantor shall be by a written demand to Guarantor, which shall be deemed to have been duly given if made by facsimile transmission to New Century Financial Corporation, Attention: General Counsel, Phone: (949) 440-7030 , Fax: (949) 440-7033 or if personally delivered at or upon the fifth day after deposit in the mails, mailed by registered mail, postage prepaid, to 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention: General Counsel.

Very truly yours,

NEW CENTURY FINANCIAL CORPORATION

By:       /s/    KEVIN CLOYD

Name:  Kevin Cloyd

Title:    Executive Vice President

NEW CENTURY FINANCIAL CORPORATION

By:       /s/    BRAD MORRICE

Name:  Brad Morrice

Title:    President

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